UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report(Date of earliest event reported)	July 23, 2012

UMAX GROUP CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-174334	99-0364796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Stawisinskiego 4G/78 Torun, 87-100, Poland
(Address of principal executive offices)

Registrant’s telephone number, including area code: 48 601 212 388

__________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 23, 2012, UMAX Group Corp. (the “Company”) filed an Certificate of Amendment to its Articles of Incorporation (“Certificate”) with the Secretary of State of the State of Nevada to increase the number of shares of authorized capital of the Company from 75,000,000 shares of common stock, $0.001 par value per share, to 200,000,000,000 shares of common stock, $0.001 par value per share.

The amendment to increase the authorized share capital of the Company was approved by the Board of Directors of the Company and two shareholders holding 4,500,000 shares of common stock, representing 79.08% of the issued and outstanding shares.

The Certificate is annexed hereto as Exhibit 3.1.3. All statements made herein concerning the Certificate are qualified by reference to said Exhibit.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No. Description

3.1.3 Certificate of Amendment to Articles of Incorporation, dated July 23, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 30, 2012

UMAX GROUP CORP.

By:  /s/ Rafal Lewandowki

Name:  Rafal Lewandowki

Title:  President and Treasurer